August 2026

Pricing Supplement

Dated August 14, 2026

(To Prospectus dated December 8, 2025,

Series A Prospectus Supplement dated December 8, 2025 and

Product Supplement EQUITY-1 dated December 8, 2025)

Filed Pursuant to Rule 424(b)(2)

Registration Statement Nos. 333-290665 and 333-290665-01

BofA Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. and International Equities

$8,371,000 Callable Contingent Income Securities due August 17, 2028

Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100® Index

Fully and Unconditionally Guaranteed by Bank of America Corporation

Principal at Risk Securities

The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest.  Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of each of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100® Index on each index business day during the applicable quarterly observation period is at or above 65% of its respective initial index value, which we refer to as the respective coupon barrier level. If the index closing value of any underlying index is less than the coupon barrier level for such index on any index business day during an observation period, we will pay no contingent quarterly coupon for the related quarterly period.  In addition, beginning on November 19, 2026, we will have the right to redeem the securities at our discretion on any quarterly redemption date for a redemption payment equal to the sum of the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the related observation period. An early redemption of the securities will not automatically occur based on the performance of the underlying indices. At maturity, if the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to 65% of the respective initial index value, which we refer to as the downside threshold level, the payment at maturity will be the stated principal amount and, if payable, the contingent quarterly coupon otherwise due with respect to the final observation period. If, however, the final index value of any underlying index is less than its downside threshold level, investors will be exposed to the decline in the worst performing underlying index on a 1-to-1 basis and will receive a payment at maturity that is less than 65% of the stated principal amount of the securities and could be zero.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of any underlying index and also the risk of not receiving any quarterly coupons during the entire 2-year term of the securities. Because payments on the securities are based on the worst performing of the underlying indices, a decline beyond the respective coupon barrier level on any index business day during an observation period and/or beyond the respective downside threshold level on the final observation date, as applicable, of any underlying index will result in the forfeiture of contingent quarterly coupons and/or a significant loss of your investment, as applicable, even if the other underlying indices have appreciated or have not declined as much.  Investors will not participate in any appreciation in any underlying index.  The securities are for investors who are willing to risk their principal and seek an opportunity to earn contingent quarterly coupon payments at a potentially above-market rate in exchange for the risk of receiving no contingent quarterly coupon payments if any underlying index closes below the coupon barrier level for such index on any index business day during the related observation period, and the risk of an early redemption of the securities at our discretion.  The securities are our senior debt securities. Any payments on the securities are fully and unconditionally guaranteed by Bank of America Corporation (“BAC”). The securities are issued as part of BofA Finance LLC’s (“BofA Finance”) “Medium-Term Notes, Series A” program.

All payments on the securities are subject to the credit risk of BofA Finance, as issuer of the securities, and BAC, as guarantor of the securities.  If we default on our obligations, you could lose some or all of your investment.  These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	BofA Finance
Guarantor:	BAC
Underlying indices:	The S&P 500® Index (Bloomberg symbol: “SPX”), the Russell 2000® Index (Bloomberg symbol: “RTY”) and the NASDAQ-100® Index (Bloomberg symbol: “NDX”)
Aggregate principal amount:	$8,371,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	August 14, 2026
Original issue date:	August 19, 2026 (3 business days after the pricing date)
Maturity date:	August 17, 2028
Call feature:

Beginning on November 19, 2026, on any quarterly redemption date, we have the right to redeem all (but not less than all) of the securities for a redemption payment equal to the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the relevant observation period. We will give notice to the trustee at least five business days but not more than 60 calendar days before the applicable redemption date. No further payments will be made on the securities once they have been redeemed.

Contingent quarterly coupon:

●If, on each index business day during an observation period, the index closing value of each underlying index is greater than or equal to its respective coupon barrier level, we will pay a contingent quarterly coupon of $23.375 per security (equal to a rate of 2.3375% per quarter or 9.35% per annum) on the related coupon payment date.

●If, on any index business day during an observation period, the index closing value of any underlying index is less than the coupon barrier level for such index, no contingent quarterly coupon will be paid with respect to that observation period. It is possible that one or more underlying indices will close below the respective coupon barrier level(s) on any index business day during most or all of the observation periods throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons.

Payment at maturity:

If the securities have not previously been redeemed, investors will receive on the maturity date a payment at maturity determined as follows:

●If the final index value of each underlying index is greater than or equal to its respective downside threshold level: the stated principal amount and, if payable, the contingent quarterly coupon otherwise due with respect to the final observation period.

●If the final index value of any underlying index is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index.  Under these circumstances, the payment at maturity will be less than 65% of the stated principal amount of the securities and could be zero.

Terms continued on the following page
Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance
Estimated value on the pricing date:

$974.00 per $1,000 in principal amount of securities, which is less than the price to public listed below. The actual value of your securities at any time will reflect many factors and cannot be predicted with accuracy. See “Structuring the securities” in this pricing supplement.

Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to BofA Finance
Per security	$1,000.00	$15.00(1)
		$5.00(2)	$980.00
Total	$8,371,000.00	$167,420.00	$8,203,580.00

(1) Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, BofAS, a fixed sales commission of $15.00 for each security they sell. See “Supplement to the plan of distribution; role of BofAS and conflicts of interest” in this pricing supplement.

(2) Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each security.

There are important differences between the securities and a conventional debt security. Potential purchasers of the securities should consider the information in “Risk Factors” beginning on page 11 of this pricing supplement, page PS-3 of the accompanying product supplement, page S-7 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering, each of which can be accessed via the hyperlinks below.  Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” in this pricing supplement.

Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.

Series A MTN prospectus supplement dated December 8, 2025 and prospectus dated December 8, 2025 and Product Supplement EQUITY-1 dated December 8, 2025

BofA Finance LLC

Callable Contingent Income Securities due August 17, 2028
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100® Index
Principal at Risk Securities

Terms continued from previous page:
Redemption payment:	The redemption payment will be an amount equal to (i) the stated principal amount plus (ii) any contingent quarterly coupon otherwise due with respect to the related observation period.
Redemption dates:	Quarterly. See “Observation Period End-Dates, Coupon Payment Dates and Redemption Dates” below.
Initial index value:

With respect to the SPX: 7,785.76, which is the index closing value of such index on the pricing date

With respect to the RTY: 3,068.415 , which is the index closing value of such index on the pricing date

With respect to the NDX: 30,046.14, which is the index closing value of such index on the pricing date

Final index value:	With respect to each underlying index, the respective index closing value on the final observation date
Worst performing underlying index:	The underlying index with the largest percentage decrease from the respective initial index value to the respective final index value
Index performance factor:	With respect to each underlying index, final index value divided by the initial index value
Coupon barrier level:

With respect to the SPX: 5,060.74, which is 65% of the initial index value for such index (rounded to two decimal places)

With respect to the RTY: 1,994.470, which is 65% of the initial index value for such index (rounded to three decimal places)

With respect to the NDX: 19,529.99, which is 65% of the initial index value for such index (rounded to two decimal places)

Downside threshold level:

With respect to the SPX: 5,060.74, which is 65% of the initial index value for such index (rounded to two decimal places)

With respect to the RTY: 1,994.470, which is 65% of the initial index value for such index (rounded to three decimal places)

With respect to the NDX: 19,529.99, which is 65% of the initial index value for such index (rounded to two decimal places)

Coupon payment dates:	Quarterly, as set forth under “Observation Period End-Dates, Coupon Payment Dates and Redemption Dates” below.
Final observation date:

August 17, 2028, subject to postponement as set forth in “Description of the Notes—Certain Terms of the Notes—Events Relating to Observation Dates” beginning on page PS-18 of the accompanying product supplement.

Observation period end-dates:

Quarterly, as set forth under “Observation Period End-Dates, Coupon Payment Dates and Redemption Dates” below, subject to postponement as set forth in “Description of the Notes—Certain Terms of the Notes—Events Relating to Observation Dates” beginning on page PS-18 of the accompanying product supplement, with references therein to “Observation Date” to be read as references to “Observation Period End-Date.”

Observation period:

Each observation period will consist of each index business day from but excluding an observation period end-date to and including the following observation period end-date, excluding any date or dates that the calculation agent determines is not an index business day with respect to any underlying index; provided that the first observation period will consist of each index business day from but excluding the pricing date to and including the first observation period end-date.

CUSIP / ISIN:	09712GPC2 / US09712GPC23
Listing:	The securities will not be listed on any securities exchange.

Observation Period End-Dates, Coupon Payment Dates and Redemption Dates

Observation Period End-Dates	Coupon Payment Dates / Redemption Dates
November 16, 2026	November 19, 2026
February 16, 2027	February 19, 2027
May 14, 2027	May 19, 2027
August 16, 2027	August 19, 2027
November 15, 2027	November 18, 2027
February 14, 2028	February 17, 2028
May 15, 2028	May 18, 2028
August 14, 2028 (final observation date)	August 17, 2028* (maturity date)

*Denotes that such date is not a “Redemption Date”

Investment Overview

August 2026                     Page 2

BofA Finance LLC

Callable Contingent Income Securities due August 17, 2028
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100® Index
Principal at Risk Securities

Callable Contingent Income Securities

Principal at Risk Securities

Callable Contingent Income Securities due August 17, 2028 Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100® Index (the “securities”) do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of each of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100® Index on each index business day during the applicable quarterly observation period is at or above 65% of its respective initial index value, which we refer to as the respective coupon barrier level. If the index closing value of any underlying index is less than the coupon barrier level for such index on any index business day during an observation period, we will pay no contingent quarterly coupon for the related quarterly period.  In addition, beginning on November 19, 2026, we will have the right to redeem the securities at our discretion on any quarterly redemption date for a redemption payment equal to the sum of the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the related observation period. An early redemption of the securities will not automatically occur based on the performance of the underlying indices. At maturity, if the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to 65% of the respective initial index value, which we refer to as the downside threshold level, the payment at maturity will be the stated principal amount and, if payable, the contingent quarterly coupon otherwise due with respect to the final observation period. If, however, the final index value of any underlying index is less than its downside threshold level, investors will be exposed to the decline in the worst performing underlying index on a 1-to-1 basis and will receive a payment at maturity that is less than 65% of the stated principal amount of the securities and could be zero.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of any underlying index and also the risk of not receiving any quarterly coupons throughout the entire term of the securities.

Maturity:	Approximately 2 years, unless redeemed earlier at our discretion.
Contingent quarterly coupon:

If, on each index business day during an observation period, the index closing value of each underlying index is greater than or equal to its respective coupon barrier level, we will pay a contingent quarterly coupon of $23.375 per security (equal to a rate of 2.3375% per quarter or 9.35% per annum) on the related coupon payment date.

If, on any index business day during an observation period, the index closing value of any underlying index is less than the coupon barrier level for such index, no contingent quarterly coupon will be paid with respect to that observation period. It is possible that one or more underlying indices will close below the respective coupon barrier level(s) on any index business day during most or all of the observation periods throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons.

Early redemption:

Beginning on November 19, 2026, on any quarterly redemption date, we have the right to redeem all (but not less than all) of the securities for a redemption payment equal to the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the relevant observation period. An early redemption of the securities will not automatically occur based on the performance of the underlying indices. We will give notice to the trustee at least five business days but not more than 60 calendar days before the applicable redemption date. No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, investors will receive on the maturity date a payment at maturity determined as follows:

If the final index value of each underlying index is greater than or equal to its respective downside threshold level: the stated principal amount and, if payable, the contingent quarterly coupon otherwise due with respect to the final observation period.

If the final index value of any underlying index is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index.  Under these circumstances, the payment at maturity will be less than 65% of the stated principal amount of the securities and could be zero.

Any payments on the securities depend on the credit risk of BofA Finance, as issuer, and BAC, as guarantor, and on the performance of the underlying indices. The economic terms of the securities are based on BAC’s internal funding rate, which is the rate it would pay to borrow funds through the issuance of market-linked notes, and the economic terms of certain related hedging arrangements BAC’s affiliates enter into. BAC’s internal funding rate is typically lower than the rate it would pay when it issues conventional fixed or floating rate debt securities. This difference in funding rate, as well as the agent's commissions and fees, if any, and the hedging related charges described below (see “Risk Factors” beginning on page 11), reduced the economic terms of the securities to you and the initial estimated value of the securities. Due to these factors, the public offering price you are paying to purchase the securities is greater than the initial estimated value of the securities as of the pricing date.

August 2026                     Page 3

BofA Finance LLC

Callable Contingent Income Securities due August 17, 2028
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100® Index
Principal at Risk Securities

The initial estimated value of the securities as of the pricing date is set forth on the cover page of this pricing supplement. For more information about the initial estimated value and the structuring of the securities, see “Risk Factors” beginning on page 11 and “Structuring the securities” on page 22.

The securities are our senior debt securities. Any payments on the securities are fully and unconditionally guaranteed by BAC. The securities and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral. The securities will rank equally in right of payment with all of our other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law. The related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior to its subordinated obligations. Any payments due on the securities, including any repayment of the principal amount, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor.

August 2026                     Page 4

BofA Finance LLC

Callable Contingent Income Securities due August 17, 2028
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100® Index
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest and instead will pay a contingent quarterly coupon but only if the index closing value of each underlying index is at or above 65% of its initial index value, which we refer to as the respective coupon barrier level, on each index business day during the related observation period.  These securities are for investors who are willing to risk their principal and seek an opportunity to earn contingent quarterly coupon payments at a potentially above-market rate in exchange for the risk of receiving no contingent quarterly coupon payments if any underlying index closes below the coupon barrier level for such index on any index business day during the related observation period, and the risk of an early redemption of the securities at our discretion.  The following scenarios are for illustration purposes only to demonstrate how the payment at maturity and contingent quarterly coupon (if the securities have not previously been redeemed) are determined, and do not attempt to demonstrate every situation that may occur.  Accordingly, the securities may or may not be redeemed by us at our discretion, the contingent quarterly coupon may be payable with respect to none of, or some but not all of, the quarterly periods, and the payment at maturity may be less than 65% of the stated principal amount and could be zero.  Investors will not participate in any appreciation in any underlying index.

Scenario 1: The securities are redeemed prior to maturity.

This scenario assumes that we redeem the securities at our discretion prior to the maturity date on one of the quarterly redemption dates, starting on November 19, 2026, for a redemption payment equal to the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the relevant observation period.  Prior to the early redemption, each underlying index closes at or above its respective coupon barrier level on each index business day during some or all of the quarterly observation periods.  In this scenario, investors receive the contingent quarterly coupon with respect to each such observation period, but not for the quarterly periods for which one or more underlying indices close below the respective coupon barrier level on any index business day during such observation period.  No further payments will be made on the securities once they have been redeemed.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity.

This scenario assumes that we do not redeem the securities on any of the quarterly redemption dates, and, as a result, investors hold the securities to maturity. During the term of the securities, each underlying index closes at or above its respective coupon barrier level on each index business day during some but not all quarterly observation periods.  Investors will receive the contingent quarterly coupon for the quarterly periods for which the index closing value of each underlying index is at or above its respective coupon barrier level on each index business day during such observation period, but not for the quarterly periods for which one or more underlying indices close below the respective coupon barrier level(s) on any index business day during such observation period.  On the final observation date, each underlying index closes at or above its downside threshold level. At maturity, investors receive the stated principal amount and, if payable, the contingent quarterly coupon with respect to the final observation period.

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity.

This scenario assumes that we do not redeem the securities on any of the quarterly redemption dates, and, as a result, investors hold the securities to maturity.  During the term of the securities, one or more underlying indices close below the respective coupon barrier level(s) on at least one index business day during each quarterly observation period.  Since one or more underlying indices close below the respective coupon barrier level(s) on at least one index business day during every quarterly observation period, investors do not receive any contingent quarterly coupons.  On the final observation date, one or more underlying indices close below the respective downside threshold level(s).  At maturity, investors will receive an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index.  Under these circumstances, the payment at maturity will be less than 65% of the stated principal amount and could be zero.

August 2026                     Page 5

BofA Finance LLC

Callable Contingent Income Securities due August 17, 2028
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100® Index
Principal at Risk Securities

Underlying Indices Summary

All disclosures contained in this pricing supplement regarding the underlying indices, including, without limitation, their make-up, method of calculation, and changes in their components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, the sponsor of the SPX, the sponsor of the RTY and the sponsor of the NDX (collectively, the “underlying index sponsors”). The underlying index sponsors, which license the copyright and all other rights to the underlying indices, have no obligation to continue to publish, and may discontinue publication of, the underlying indices. The consequences of any underlying index sponsor discontinuing publication of the applicable underlying index are discussed in “Description of the Notes — Discontinuance of an Index” in the accompanying product supplement. None of us, the guarantor, the calculation agent, or BofAS accepts any responsibility for the calculation, maintenance or publication of any underlying index or any successor index. None of us, the guarantor, BofAS or any of our other affiliates makes any representation to you as to the future performance of the underlying indices. You should make your own investigation into the underlying indices.

S&P 500® Index

The SPX includes a representative sample of 500 companies in leading industries of the U.S. economy. The SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the level of the SPX is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.

Information as of market close on August 14, 2026 (the pricing date):

Bloomberg Ticker Symbol:	SPX
Current Index Value:	7,785.76
52 Weeks Ago:	6,468.54
52 Week High (on 08/13/2026):	7,798.99
52 Week Low (on 03/30/2026):	6,343.72

For additional historical information, see “S&P 500® Index Historical Performance” below. For additional information about the S&P 500® Index, see the information set forth in “Annex A—The S&P 500® Index” below.

Russell 2000® Index

The RTY is designed to track the performance of the small capitalization segment of the U.S. equity market. As a subset of the Russell 3000® Index, the RTY consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index measures the performance of the largest 3,000 U.S. companies, representing approximately 98% of the investable U.S. equity market. The RTY is determined, comprised, and calculated by FTSE Russell without regard to the securities.

Information as of market close on August 14, 2026 (the pricing date):

Bloomberg Ticker Symbol:	RTY
Current Index Value:	3,068.415
52 Weeks Ago:	2,299.080
52 Week High (on 08/13/2026):	3,052.847
52 Week Low (on 08/20/2025):	2,269.351

For additional historical information, see “Russell 2000® Index Historical Performance” below. For additional information about the Russell 2000® Index, see the information set forth in “Annex B—The Russell 2000® Index” below.

NASDAQ-100® Index

The NASDAQ-100® Index, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The NASDAQ Stock Market LLC. The NASDAQ-100® Index includes companies across a variety of major industry groups. At any moment in time, the value of the NASDAQ-100® Index equals the aggregate value of the then-current NASDAQ-100® Index share weights of each of the NASDAQ-100® Index component securities, which are based on the total shares outstanding of each such NASDAQ-100® Index component security, multiplied by each such security’s respective last sale price on NASDAQ (which may be the official closing price published by NASDAQ), and divided by a scaling factor, which becomes the basis for the reported NASDAQ-100® Index value.

August 2026                     Page 6

BofA Finance LLC

Callable Contingent Income Securities due August 17, 2028
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100® Index
Principal at Risk Securities

Information as of market close on August 14, 2026 (the pricing date):

Bloomberg Ticker Symbol:	NDX
Current Index Value:	30,046.14
52 Weeks Ago:	23,832.44
52 Week High (on 06/02/2026):	30,660.60
52 Week Low (on 03/30/2026):	22,953.38

For additional historical information, see “NASDAQ-100® Index Historical Performance” below. For additional information about the NASDAQ-100® Index, see the information set forth in “Annex C—The NASDAQ-100® Index” below.

August 2026                     Page 7

BofA Finance LLC

Callable Contingent Income Securities due August 17, 2028
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100® Index
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to an observation period and how to calculate the payment at maturity.  The following examples are for illustrative purposes only.  Whether you receive a contingent quarterly coupon will be determined by reference to the index closing value of each underlying index on each index business day during an observation period, and the amount you will receive at maturity, if any, will be determined by reference to the final index value of each underlying index on the final observation date.  Any early redemption of the securities will be at our discretion.  The actual initial index value, coupon barrier level, and downside threshold level for each underlying index are set forth under “Summary Terms” above.  All payments on the securities are subject to issuer and guarantor credit risk.  The below examples are based on the following terms:

Contingent Quarterly Coupon:

If, on each index business day during an observation period, the index closing value of each underlying index is greater than or equal to its respective coupon barrier level, we will pay a contingent quarterly coupon of $23.375 per security (equal to a rate of 2.3375% per quarter or 9.35% per annum) on the related coupon payment date.

If, on any index business day during an observation period, the index closing value of any underlying index is less than the coupon barrier level for such index, no contingent quarterly coupon will be paid with respect to that observation period. It is possible that one or more underlying indices will close below the respective coupon barrier level(s) on any index business day during most or all of the observation periods throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons.

Call Feature:

Beginning on November 19, 2026, on any quarterly redemption date, we have the right to redeem all (but not less than all) of the securities for a redemption payment equal to the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the relevant observation period. We will give notice to the trustee at least five business days but not more than 60 calendar days before the applicable redemption date. No further payments will be made on the securities once they have been redeemed.

Payment at Maturity (if the securities have not been redeemed early):

If the final index value of each underlying index is greater than or equal to its respective downside threshold level: the stated principal amount and, if payable, the contingent quarterly coupon otherwise due with respect to the final observation period.

If the final index value of any underlying index is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index.  Under these circumstances, the payment at maturity will be less than 65% of the stated principal amount of the securities and could be zero.

Stated Principal Amount:	$1,000
Hypothetical Initial Index Value:	With respect to the SPX: 100 With respect to the RTY: 100 With respect to the NDX: 100
Hypothetical Coupon Barrier Level:

With respect to the SPX: 65, which is 65% of the hypothetical initial index value for such index

With respect to the RTY: 65, which is 65% of the hypothetical initial index value for such index

With respect to the NDX: 65, which is 65% of the hypothetical initial index value for such index

Hypothetical Downside Threshold Level:

With respect to the SPX: 65, which is 65% of the hypothetical initial index value for such index

With respect to the RTY: 65, which is 65% of the hypothetical initial index value for such index

With respect to the NDX: 65, which is 65% of the hypothetical initial index value for such index

August 2026                     Page 8

BofA Finance LLC

Callable Contingent Income Securities due August 17, 2028
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100® Index
Principal at Risk Securities

How to determine whether a contingent quarterly coupon is payable with respect to an observation period (if the securities have not been previously redeemed):

	Lowest Index Closing Value During Observation Period			Contingent Quarterly Coupon
	SPX	RTY	NDX
Example 1	80 (at or above coupon barrier level on each index business day during the related observation period)	80 (at or above coupon barrier level on each index business day during the related observation period)	90 (at or above coupon barrier level on each index business day during the related observation period)	$23.375
Example 2	80 (at or above coupon barrier level on each index business day during the related observation period)	80 (at or above coupon barrier level on each index business day during the related observation period)	40 (below coupon barrier level on at least one index business day during the related observation period)	$0
Example 3	40 (below coupon barrier level on at least one index business day during the related observation period)	40 (below coupon barrier level on at least one index business day during the related observation period)	90 (at or above coupon barrier level on each index business day during the related observation period)	$0
Example 4	40 (below coupon barrier level on at least one index business day during the related observation period)	40 (below coupon barrier level on at least one index business day during the related observation period)	40 (below coupon barrier level on at least one index business day during the related observation period)	$0

In example 1, the SPX, the RTY and the NDX all close at or above their respective coupon barrier levels on each index business day during the related observation period. Therefore a contingent quarterly coupon of $23.375 per security is paid on the relevant coupon payment date.

In each of the examples 2 and 3, one or more underlying indices close below their respective coupon barrier levels on at least one index business day during the related observation period. Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

In example 4, each underlying index closes below its respective coupon barrier level on at least one index business day during the related observation period and accordingly no contingent quarterly coupon is paid on the relevant coupon payment date.

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BofA Finance LLC

Callable Contingent Income Securities due August 17, 2028
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100® Index
Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been redeemed early at our option):

	Final Index Value			Payment at Maturity
	SPX	RTY	NDX
Example 1:	90 (at or above the downside threshold level)	90 (at or above the downside threshold level)	90 (at or above the downside threshold level)	$1,000 and, if payable, the contingent quarterly coupon with respect to the final observation period
Example 2:	90 (at or above the downside threshold level)	90 (at or above the downside threshold level)	40 (below the downside threshold level)	$1,000 x index performance factor of the worst performing underlying index = $1,000 x (40 / 100) = $400
Example 3:	40 (below the downside threshold level)	50 (below the downside threshold level)	90 (at or above the downside threshold level)	$1,000 x (40 / 100) = $400
Example 4:	45 (below the downside threshold level)	30 (below the downside threshold level)	32 (below the downside threshold level)	$1,000 x (30 / 100) = $300
Example 5:	30 (below the downside threshold level)	40(below the downside threshold level)	40 (below the downside threshold level)	$1,000 x (30 / 100) = $300

In example 1, the final index values of the SPX, RTY and NDX are at or above their respective downside threshold levels.  Therefore, investors receive at maturity the stated principal amount of the securities and, if payable, the contingent quarterly coupon with respect to the final observation period.  Investors do not participate in the appreciation of any underlying index.

In examples 2 and 3, the final index value(s) of one or two of the underlying indices are at or above the respective downside threshold level(s) but the final index value(s) of one or both of the other underlying indices are below their respective downside level(s).  Therefore, investors are exposed to the downside performance of the worst performing underlying index at maturity and receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index.

Similarly, in examples 4 and 5, the final index value of each underlying index is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index.  In example 4, the SPX has declined 55% from its initial index value to its final index value, the RTY has declined 70% from its initial index value to its final index value and the NDX has declined 68% from its initial index value to its final index value.  Therefore, the payment at maturity equals the stated principal amount times the index performance factor of the RTY, which is the worst performing underlying index in this example.  In example 5, the SPX has declined 70% from its initial index value to its final index value, the RTY has declined 60% from its initial index value and the NDX has declined 60% from its initial index value to its final index value.  Therefore the payment at maturity equals the stated principal amount times the index performance factor of the SPX, which is the worst performing underlying index in this example.

If the securities have not been redeemed prior to maturity and the final index value of ANY underlying index is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less than $650 per security and could be zero.

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Callable Contingent Income Securities due August 17, 2028
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100® Index
Principal at Risk Securities

Risk Factors

Your investment in the securities entails significant risks, many of which differ from those of a conventional debt security. Your decision to purchase the securities should be made only after carefully considering the risks of an investment in the securities, including those discussed below, with your advisors in light of your particular circumstances. The securities are not an appropriate investment for you if you are not knowledgeable about significant elements of the securities or financial matters in general. You should carefully review the more detailed explanation of risks relating to the securities in the “Risk Factors” sections beginning on page PS-3 of the accompanying product supplement, page S-7 of the accompanying prospectus supplement and page 7 of the accompanying prospectus, each as identified on the cover page of this pricing supplement.

Structure-related Risks

●Your investment may result in a loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on the securities at maturity. If the securities are not called prior to maturity and the final index value of any underlying index is less than its downside threshold level, at maturity, your investment will be subject to 1:1 downside exposure to decreases in the value of the worst performing underlying index and you will lose 1% of the principal amount for each 1% that the final index value of the worst performing underlying index is less than its initial index value. In that case, you will lose a significant portion or all of your investment in the securities.

●Your return on the securities is limited to the return represented by the contingent quarterly coupons, if any, over the term of the securities. Your return on the securities is limited to the contingent quarterly coupons paid over the term of the securities, regardless of the extent to which the index closing value or final index value of any underlying index exceeds its coupon barrier level or initial index value, as applicable. Similarly, the amount payable at maturity or upon an early redemption will never exceed the sum of the principal amount and the applicable contingent quarterly coupon, regardless of the extent to which the index closing value of any underlying index exceeds its initial index value. In contrast, a direct investment in the securities included in one or more of the underlying indices would allow you to receive the benefit of any appreciation in their values. Any return on the securities will not reflect the return you would realize if you actually owned those securities and received the dividends paid or distributions made on them.

●The securities are subject to early redemption, which would limit your ability to receive the contingent quarterly coupons over the full term of the securities. Beginning on November 19, 2026, on any quarterly redemption date, we have the right to redeem all (but not less than all) of the securities for a redemption payment equal to the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the relevant observation period. In this case, you will lose the opportunity to continue to receive contingent quarterly coupons after the date of early redemption. If the securities are called prior to the maturity date, you may be unable to invest in other securities with a similar level of risk that could provide a return that is similar to the securities. Even if we do not exercise our option to redeem your securities, our ability to do so may adversely affect the market value of your securities. It is our sole option whether to redeem your securities prior to maturity on any such redemption date and we may or may not exercise this option for any reason. Because of this early redemption potential, the term of your securities could be anywhere between three months and two years.

●You may not receive any contingent quarterly coupons. The securities do not provide for any regular fixed coupon payments. Investors in the securities will not necessarily receive any contingent quarterly coupons on the securities. If the index closing value of any underlying index is less than its coupon barrier level on any index business day during the applicable observation period, you will not receive the contingent quarterly coupon applicable to that observation period. If the index closing value of any underlying index is less than its coupon barrier level on any index business day during all of the observation periods during the term of the securities, you will not receive any contingent quarterly coupons during the term of the securities, and will not receive a positive return on the securities.

●Your return on the securities may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the securities may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in the securities may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money. In addition, if interest rates increase during the term of the securities, the contingent quarterly coupon (if any) may be less than the yield on a conventional debt security of comparable maturity.

●The payment at maturity will not reflect changes in the levels of the underlying indices other than on the final observation date. The levels of the underlying indices during the term of the securities other than on the final observation date will not affect the payment at maturity. Notwithstanding the foregoing, investors should generally be aware of the performance of the underlying indices while holding the securities, as the performance of the underlying indices may influence the market value of the securities and the payment of any contingent quarterly coupons. The calculation agent will calculate the payment at maturity by comparing only the initial index value or the downside threshold level, as applicable, to the final index value for each underlying index. No other levels of the underlying indices will be taken into account. As a result, if the securities are not called prior to maturity, and the final index value of the worst performing underlying index is less than its downside threshold level, you will receive less than the principal amount at maturity even if the level of each underlying index was always above its downside threshold level prior to the final observation date.

●Because the securities are linked to the worst performing (and not the average performance) of the underlying indices, you may not receive any return on the securities and may lose a significant portion or all of your investment in the securities even if the index closing value or final index value of one underlying index is greater than or equal to its coupon barrier level or downside threshold level, as applicable. Your securities are linked to the worst performing of the underlying indices, and a change in the level of one underlying index may not correlate with changes in the level of either of the other underlying indices.  The securities are not linked to a basket composed of the underlying indices, where the depreciation in the level of one underlying

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Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100® Index
Principal at Risk Securities

index could be offset to some extent by the appreciation in the level of either of the other underlying indices.  In the case of the securities, the individual performance of each underlying index would not be combined, and the depreciation in the level of one underlying index would not be offset by any appreciation in the level of the other underlying indices.  Even if the index closing value of an underlying index is at or above its coupon barrier level on each index business day during the applicable observation period, you will not receive the contingent quarterly coupon with respect to that observation period if the index closing value of another underlying index is below its coupon barrier level on any index business day during the applicable observation period. In addition, even if the final index value of an underlying index is at or above its downside threshold level, you will lose a significant portion or all of your investment in the securities if the final index value of the worst performing underlying index is below its downside threshold level.

●Any payments on the securities are subject to our credit risk and the credit risk of the guarantor, and any actual or perceived changes in our or the guarantor’s creditworthiness are expected to affect the value of, or any amounts payable on, the securities. The securities are our unsecured senior debt securities. Any payment on the securities will be fully and unconditionally guaranteed by the guarantor. The securities are not guaranteed by any entity other than the guarantor. As a result, your receipt of all payments on the securities will be dependent upon our ability and the ability of the guarantor to repay our respective obligations under the securities on the applicable payment date, regardless of the index closing value of the worst performing underlying index as compared to its coupon barrier level, downside threshold level or initial index value, as applicable. No assurance can be given as to what our financial condition or the financial condition of the guarantor will be on any payment date, including the maturity date. if we and the guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amounts payable under the terms of the securities and you could lose all of your initial investment.

In addition, our credit ratings and the credit ratings of the guarantor are assessments by ratings agencies of our respective abilities to pay our obligations.  Consequently, our or the guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the maturity date may adversely affect the market value of the securities.  However, because your return on the securities depends upon factors in addition to our ability and the ability of the guarantor to pay our respective obligations, such as the values of the underlying indices, an improvement in our or the guarantor’s credit ratings will not reduce the other investment risks related to the securities. No assurance can be given as to what our financial condition or the financial condition of the guarantor will be on any payment date, including the maturity date. If we and the guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amounts payable under the terms of the securities and you could lose all of your initial investment.

●We are a finance subsidiary and, as such, have no independent assets, operations, or revenues. We are a finance subsidiary of the guarantor, have no operations other than those related to the issuance, administration and payment of our obligations under our debt securities that are guaranteed by the guarantor, and are dependent upon the guarantor and/or its other subsidiaries to meet our obligations under the securities in the ordinary course. Therefore, our ability to make payments on the securities may be limited.

Valuation- and Market-related Risks

●The price to public you are paying for the securities exceeds their initial estimated value. The initial estimated value of the securities that is provided on the cover page of this pricing supplement is an estimate only, determined as of the pricing date by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the guarantor, the guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the securities.  These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. If you attempt to sell the securities prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the levels of the underlying indices, changes in the guarantor’s internal funding rate, and the inclusion in the price to public of the agent’s commissions and fees, if any, and the hedging related charges, all as further described in “Structuring the securities” below. These factors, together with various credit, market and economic factors over the term of the securities, are expected to reduce the price at which you may be able to sell the securities in any secondary market and will affect the value of the securities in complex and unpredictable ways.

●The initial estimated value does not represent a minimum or maximum price at which we, BAC, BofAS or any of our other affiliates would be willing to purchase your securities in any secondary market (if any exists) at any time. The value of your securities at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the underlying indices, our and BAC’s creditworthiness and changes in market conditions.

●We cannot assure you that a trading market for your securities will ever develop or be maintained. We will not list the securities on any securities exchange. We cannot predict how the securities will trade in any secondary market or whether that market will be liquid or illiquid.

Conflict-related Risks

●Trading and hedging activities by us, the guarantor and any of our other affiliates, including BofAS, may create conflicts of interest with you and may adversely affect your return on the securities and their market value. We, the guarantor or one or more of our other affiliates, including BofAS, may buy or sell the securities held by or included in the underlying indices, or futures or options contracts or exchange traded instruments on the underlying indices or those securities, or other listed or over-the-counter derivative instruments whose value is derived from the underlying indices or those securities. While we, the guarantor or one or more of our other affiliates, including BofAS, may from time to time own securities represented by the underlying indices, except to the extent that BAC’s common stock may be included in the underlying indices, we, the guarantor and our other affiliates, including BofAS, do not control any company included in the underlying indices, and have not verified any disclosure made by any other company. We, the guarantor or one or more of our other affiliates, including BofAS, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the securities. These transactions may present a conflict of interest between your interest in the securities and the interests we, the guarantor

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Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100® Index
Principal at Risk Securities

and our other affiliates, including BofAS, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These transactions may adversely affect the levels of the underlying indices in a manner that could be adverse to your investment in the securities. On or before the pricing date, any purchases or sales by us, the guarantor or our other affiliates, including BofAS or others on our or their behalf (including those for the purpose of hedging some or all of our anticipated exposure in connection with the securities), may have adversely affected the levels of the underlying indices. Consequently, the levels of the underlying indices may change subsequent to the pricing date, which may adversely affect the market value of the securities.

We, the guarantor or one or more of our other affiliates, including BofAS, also may have engaged in hedging activities that could have adversely affected the levels of the underlying indices on the pricing date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your securities prior to maturity, and may adversely affect the amounts to be paid on the securities. We, the guarantor or one or more of our other affiliates, including BofAS, may purchase or otherwise acquire a long or short position in the securities, the underlying indices or the securities represented by the underlying indices and may hold or resell the securities, the underlying indices or the securities represented by the underlying indices. For example, BofAS may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not adversely affect the levels of the underlying indices, the market value of your securities prior to maturity or the amounts payable, if any, on the securities.

●There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the securities and, as such, will make a variety of determinations relating to the securities, including the amounts that will be paid on the securities. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.

Underlying Index-related Risks

●The securities are subject to risks associated with small-size capitalization companies. The stocks comprising the RTY are issued by companies with small-sized market capitalization. The stock prices of small-size companies may be more volatile than stock prices of large capitalization companies. Small-size capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small-size capitalization companies may also be more susceptible to adverse developments related to their products or services.

●The securities are subject to risks associated with foreign securities markets. The NDX includes certain foreign equity securities. You should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. The foreign securities markets comprising the NDX may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect foreign markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize these foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in these markets. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Prices of securities in foreign countries are subject to political, economic, financial and social factors that apply in those geographical regions. These factors, which could negatively affect those securities markets, include the possibility of recent or future changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

●Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities.  Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the component securities of the underlying indices, or engaging in transactions in them, and any such action could adversely affect the value of the underlying indices or the securities.  These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

●The publisher of an underlying index may adjust that underlying index in a way that affects its levels, and the publisher has no obligation to consider your interests. The publisher of an underlying index can add, delete, or substitute the components included in that underlying index or make other methodological changes that could change its level. Any of these actions could adversely affect the value of your securities.

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Callable Contingent Income Securities due August 17, 2028
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100® Index
Principal at Risk Securities

Tax-related Risks

●The U.S. federal income tax consequences of an investment in the securities are uncertain, and may be adverse to a holder of the securities. No statutory, judicial, or administrative authority directly addresses the characterization of the securities or securities similar to the securities for U.S. federal income tax purposes.  As a result, significant aspects of the U.S. federal income tax consequences of an investment in the securities are not certain. Under the terms of the securities, you will have agreed with us to treat the securities as contingent income-bearing single financial contracts, as described below under “Additional Information About the Securities—Tax considerations—General.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the securities, the timing and character of income, gain or loss with respect to the securities may differ. No ruling will be requested from the IRS with respect to the securities and no assurance can be given that the IRS will agree with the statements made in the section entitled “Additional Information About the Securities—Tax considerations.” You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the securities.

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BofA Finance LLC

Callable Contingent Income Securities due August 17, 2028
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100® Index
Principal at Risk Securities

S&P 500® Index Historical Performance

The index closing value of the SPX on the pricing date was 7,785.76. The following graph sets forth the daily index closing values of the SPX for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The SPX has at times experienced periods of high volatility. The historical performance of the SPX should not be taken as an indication of its future performance, and no assurance can be given as to the index closing value of the SPX at any time.

SPX Daily Index Closing Values January 2, 2021 to August 14, 2026

*The solid line in the graph indicates the coupon barrier level and the downside threshold level, which in each case is 65% of the initial index value.

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Callable Contingent Income Securities due August 17, 2028
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100® Index
Principal at Risk Securities

Russell 2000® Index Historical Performance

The index closing value of the RTY on the pricing date was 3,068.415. The following graph sets forth the daily index closing values of the RTY for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The RTY has at times experienced periods of high volatility. The historical performance of the RTY should not be taken as an indication of its future performance, and no assurance can be given as to the index closing value of the RTY at any time.

RTY Daily Index Closing Values January 2, 2021 to August 14, 2026

*The solid line in the graph indicates the coupon barrier level and the downside threshold level, which in each case is 65% of the initial index value.

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Callable Contingent Income Securities due August 17, 2028
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100® Index
Principal at Risk Securities

NASDAQ-100® Index Historical Performance

The index closing value of the NDX on the pricing date was 30,046.14. The following graph sets forth the daily index closing values of the NDX for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The NDX has at times experienced periods of high volatility. The historical performance of the NDX should not be taken as an indication of its future performance, and no assurance can be given as to the index closing value of the NDX at any time.

NDX Daily Index Closing Values January 2, 2021 to August 14, 2026

*The solid line in the graph indicates the coupon barrier level and the downside threshold level, which in each case is 65% of the initial index value.

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Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100® Index
Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this pricing supplement.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, prospectus supplement, or prospectus, the terms described herein shall control.
Denominations:	The securities will be issued in minimum denominations of $1,000 and whole multiples of $1,000 in excess thereof.
Calculation agent:	BofAS, an affiliate of BofA Finance.
Events of default and acceleration:

If an event of default, as defined in the senior indenture relating to the securities and in the section entitled “Description of Debt Securities of BofA Finance LLC—Events of Default and Rights of Acceleration” on page 51 of the accompanying prospectus, with respect to the securities occurs and is continuing, the amount payable to a holder of the securities upon any acceleration permitted under the senior indenture will be equal to the amount described under the caption “Payment at maturity” above, calculated as though the date of acceleration were the maturity date of the securities and as though the final observation date were the third index business day prior to the date of acceleration. We will also determine whether the final contingent quarterly coupon is payable based upon the index closing values of the underlying indices during the observation period ending on the deemed final observation date; any such final contingent quarterly coupon will be prorated by the calculation agent to reflect the length of the final contingent payment period. In case of a default in the payment of the securities, whether at their maturity or upon acceleration, the securities will not bear a default interest rate.

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Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100® Index
Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Tax considerations:

The following summary of the material U.S. federal income and estate tax considerations of the acquisition, ownership, and disposition of the securities supplements, and to the extent inconsistent supersedes, the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus and is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.

Although the securities are issued by us, they will be treated as if they were issued by BAC for U.S. federal income tax purposes. Accordingly throughout this tax discussion, references to “we,” “our” or “us” are generally to BAC unless the context requires otherwise.

This summary is directed solely to U.S. Holders and Non-U.S. Holders (each, as defined in the accompanying prospectus) that, except as otherwise specifically noted, will purchase the securities upon original issuance and will hold the securities as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment, and that are not excluded from the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

General

Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the securities, we intend to treat the securities for all tax purposes as contingent income-bearing single financial contracts with respect to the underlying indices and under the terms of the securities, we and every investor in the securities agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the securities in accordance with such characterization. In the opinion of our counsel, Sidley Austin LLP, it is reasonable to treat the securities as contingent income-bearing single financial contracts with respect to the underlying indices.  This discussion assumes that the securities constitute contingent income-bearing single financial contracts with respect to the underlying indices for U.S. federal income tax purposes.  If the securities did not constitute contingent income-bearing single financial contracts, the tax consequences described below would be materially different.

This characterization of the securities is not binding on the IRS or the courts.  No statutory, judicial, or administrative authority directly addresses the characterization of the securities or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment.  Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in the securities are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in this pricing supplement.  Accordingly, you are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative characterizations.

Unless otherwise stated, the following discussion is based on the characterization described above.  The discussion in this section assumes that there is a significant possibility of a significant loss of principal on an investment in the securities.

We will not attempt to ascertain whether any issuer of a component stock included in an underlying index would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code, or a United States real property holding corporation, within the meaning of Section 897(c) of the Code. If the issuer of one or more stocks included in an underlying index were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a holder of the securities. You should refer to information filed with the SEC by the issuers of the component stocks included in each underlying index and consult your tax advisor regarding the possible consequences to you, if any, if any issuer of a component stock included in an underlying index is or becomes a

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Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100® Index
Principal at Risk Securities

PFIC or is or becomes a United States real property holding corporation.

U.S. Holders

Although the U.S. federal income tax treatment of any contingent quarterly coupon on the securities is uncertain, we intend to take the position, and the following discussion assumes, that any contingent quarterly coupon constitutes taxable ordinary income to a U.S. Holder at the time received or accrued in accordance with the U.S. Holder’s regular method of accounting.  By purchasing the securities you agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat any contingent quarterly coupon as described in the preceding sentence.

Upon receipt of a cash payment at maturity or upon a sale, exchange, or redemption of the securities prior to maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized (other than amounts representing any contingent quarterly coupon, which would be taxed as described above) and the U.S. Holder’s tax basis in the securities.  A U.S. Holder’s tax basis in the securities will equal the amount paid by that holder to acquire them. This capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the securities for more than one year. The deductibility of capital losses is subject to limitations.

Alternative Tax Treatments. Due to the absence of authorities that directly address the proper tax treatment of the securities, prospective investors are urged to consult their tax advisors regarding all possible alternative tax treatments of an investment in the securities.  In particular, the IRS could seek to subject the securities to the Treasury regulations governing contingent payment debt instruments.  If the IRS were successful in that regard, the timing and character of income on the securities would be affected significantly. Among other things, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance. In addition, any gain realized by a U.S. Holder at maturity or upon a sale, exchange, or redemption of the securities generally would be treated as ordinary income, and any loss realized at maturity or upon a sale, exchange, or redemption of the securities generally would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.

In addition, it is possible that the securities could be treated as a unit consisting of a deposit and a put option written by the security holder, in which case the timing and character of income on the securities would be affected significantly.

The IRS released Notice 2008-2 (the “Notice”), which sought comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.”  This Notice addresses instruments such as the securities.  According to the Notice, the IRS and Treasury are considering whether a holder of an instrument such as the securities should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity.  It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any.  Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of the securities, possibly with retroactive effect.

The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset.

In addition, proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain notional principal contracts. The preamble to the regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that you could be required to accrue income over the term of the securities.

Because of the absence of authority regarding the appropriate tax characterization of the securities, it is also possible that the IRS could seek to characterize the securities in a manner that results in tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a holder may recognize at maturity or upon the sale, exchange, or redemption of the securities should be treated as ordinary gain or loss.

Because each underlying index is an index that periodically rebalances, it is possible that the securities could be treated as a series of

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Principal at Risk Securities

contingent income-bearing single financial contracts, each of which matures on the next rebalancing date.  If the securities were properly characterized in such a manner, a U.S. Holder would be treated as disposing of the securities on each rebalancing date in return for new securities that mature on the next rebalancing date, and a U.S. Holder would accordingly likely recognize capital gain or loss on each rebalancing date equal to the difference between the holder’s tax basis in the securities (which would be adjusted to take into account any prior recognition of gain or loss) and the fair market value of the securities on such date.

Non-U.S. Holders

Because the U.S. federal income tax treatment of the securities (including any contingent quarterly coupon) is uncertain, we (or the applicable paying agent) will withhold U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) on the entire amount of any contingent quarterly coupon made unless such payments are effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. (in which case, to avoid withholding, the Non-U.S. Holder will be required to provide a Form W-8ECI). We (or the applicable paying agent) will not pay any additional amounts in respect of such withholding. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article, if applicable. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. The availability of a lower rate of withholding under an applicable income tax treaty will depend on whether such rate applies to the characterization of the payments under U.S. federal income tax laws. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Except as discussed below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax for amounts paid in respect of the securities (not including, for the avoidance of doubt, amounts representing any contingent quarterly coupon which would be subject to the rules discussed in the previous paragraph) upon the sale, exchange, or redemption of the securities or their settlement at maturity, provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Notwithstanding the foregoing, gain from the sale, exchange, or redemption of the securities or their settlement at maturity may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of the sale, exchange, redemption, or settlement and certain other conditions are satisfied.

If a Non-U.S. Holder of the securities is engaged in the conduct of a trade or business within the U.S. and if any contingent quarterly coupon and gain realized on the settlement at maturity, or upon sale, exchange, or redemption of the securities, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder, although exempt from U.S. federal withholding tax, generally will be subject to U.S. federal income tax on such contingent quarterly coupon and gain on a net income basis in the same manner as if it were a U.S. Holder.  Such Non-U.S. Holders should read the material under the heading “—U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of the securities.  In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder.  Under Treasury regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. Based on our determination that the securities are not delta-one instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the underlying indices or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of the underlying indices or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

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Principal at Risk Securities

As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible.  Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the securities to become subject to withholding tax in addition to the withholding tax described above, tax will be withheld at the applicable statutory rate. Prospective Non-U.S. Holders should consult their own tax advisors regarding the tax consequences of such alternative characterizations.

U.S. Federal Estate Tax. Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a security.

Backup Withholding and Information Reporting

Please see the discussion under “U.S. Federal Income Tax Considerations — General — Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the securities.

Structuring the securities:

The securities are our debt securities, the return on which is linked to the performance of the underlying indices. The related guarantee is BAC’s obligation. As is the case for all of our and BAC’s respective debt securities, including our market-linked notes, the economic terms of the securities reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked notes result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of notes at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the securities, along with the fees and charges associated with market-linked notes, resulted in the initial estimated value of the securities on the pricing date being less than their price to public.

The initial estimated value of the securities as of the pricing date is set forth on the cover page of this pricing supplement.

In order to meet our payment obligations on the securities, at the time we issue the securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the underlying indices, the tenor of the securities and the hedging arrangements. The economic terms of the securities and their initial estimated value depend in part on the terms of these hedging arrangements.

BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.

For further information, see “Risk Factors” beginning on page 11 above and “Supplemental Use of Proceeds” on page PS-15 of the accompanying product supplement.

Supplement to the plan of distribution; role of BofAS and conflicts of interest:

BofAS, a broker-dealer affiliate of ours, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and will participate as agent in the distribution of the securities. Accordingly, the offering of the securities will conform to the requirements of FINRA Rule 5121. BofAS may not make sales in this offering to any of its discretionary accounts without the prior written approval of the account holder.

We will deliver the securities against payment therefor in New York, New York on a date that is greater than one business day following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities more than one business day prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Under our distribution agreement with BofAS, BofAS will purchase the securities from us as principal at the public offering price indicated on the cover of this pricing supplement, less the indicated agent's commission and fees, if any. BofAS will sell the securities to other broker-dealers that will participate in the offering and that are not affiliated with us, at an agreed discount to the principal amount. Each of those broker-dealers may sell the securities to one or more additional broker-dealers. BofAS has informed us that these discounts may vary from dealer to dealer and that not all dealers will purchase or repurchase the securities at the same discount. Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, BofAS, a fixed sales commission for each security they sell, and Morgan Stanley Wealth Management will receive a structuring fee for each security, in each case as specified on the cover page of this document.  The costs included in the original issue price of the securities include a fee

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Principal at Risk Securities

paid by BofAS to LFT Securities, LLC, an entity in which an affiliate of BofAS and an affiliate of Morgan Stanley Wealth Management have ownership interests, for providing certain electronic platform services with respect to this offering.

BofAS and any of our other broker-dealer affiliates may use this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for offers and sales in secondary market transactions and market-making transactions in the securities. However, they are not obligated to engage in such secondary market transactions and/or market-making transactions. These broker-dealer affiliates may act as principal or agent in these transactions, and any such sales will be made at prices related to prevailing market conditions at the time of the sale.

At BofAS’s discretion, for a short, undetermined initial period after the issuance of the securities, BofAS may offer to buy the securities in the secondary market at a price that may exceed the initial estimated value of the securities. Any price offered by BofAS for the securities will be based on then-prevailing market conditions and other considerations, including the performance of the underlying indices and the remaining term of the securities. However, none of us, the guarantor, BofAS or any of our other affiliates is obligated to purchase your securities at any price or at any time, and we cannot assure you that any party will purchase your securities at a price that equals or exceeds the initial estimated value of the securities.

Any price that BofAS may pay to repurchase the securities will depend upon then prevailing market conditions, the creditworthiness of us and the guarantor, and transaction costs. At certain times, this price may be higher than or lower than the initial estimated value of the securities.

Sales Outside of the United States

The securities have not been approved for public sale in any jurisdiction outside of the United States.  There has been no registration or filing as to the securities with any regulatory, securities, banking, or local authority outside of the United States and no action has been taken by BofA Finance, BAC, BofAS or any other affiliate of BAC, to offer the securities in any jurisdiction other than the United States. As such, these securities are made available to investors outside of the United States only in jurisdictions where it is lawful to make such offer or sale and only under circumstances that will result in compliance with applicable laws and regulations, including private placement requirements.

Further, no offer or sale of the securities is permitted with regards to the following jurisdictions:

●Australia

●Barbados

●Belgium

●Crimea

●Cuba

●Curacao Sint Maarten

●Gibraltar

●Indonesia

●Iran

●Italy

●Malaysia

●New Zealand

●North Korea

●Russia

●Syria

You are urged to carefully review the selling restrictions that may be applicable to your jurisdiction beginning on page S-70 of the accompanying prospectus supplement.

European Economic Area and United Kingdom

None of this pricing supplement, the accompanying product supplement, the accompanying prospectus or the accompanying prospectus supplement is a prospectus for the purposes of the Prospectus Regulation (as defined below). This pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement have been prepared on the basis that any offer of securities in any Member State of the European Economic Area (the “EEA”) or in the United Kingdom (each, a “Relevant State”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant State of securities which are the subject of the offering contemplated in this pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement may only do so with respect to Qualified Investors. Neither BofA Finance nor BAC has authorized, nor does it authorize, the making of any offer of securities other than to Qualified Investors. The expression “Prospectus Regulation” means

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Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100® Index
Principal at Risk Securities

Regulation (EU) 2017/1129.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes: (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the Insurance Distribution Directive) where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS - The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom.

For these purposes: (a) a retail investor means a person who is neither: (i) a professional client as defined in point (8) of Article 2(1) of

Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom; nor (ii) a qualified investor as defined in paragraph

15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (as may be amended from time to time); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the PRIIPs Regulation.

United Kingdom

The communication of this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the securities offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the securities offered hereby are only available to, and any investment or investment activity to which this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement and the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement or the accompanying prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to BofA Finance, as issuer, or BAC, as guarantor.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

Where you can find more information:

This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying product supplement or prospectus supplement.

The terms and risks of the securities are contained in this pricing supplement and in the following related product supplement, prospectus supplement and prospectus, which can be accessed at the following links:

●Product Supplement EQUITY-1 dated December 8, 2025:

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Principal at Risk Securities

https://www.sec.gov/Archives/edgar/data/70858/000119312525311320/d49145d424b2.htm.htm

●Series A MTN prospectus supplement dated December 8, 2025 and prospectus dated December 8, 2025:

https://www.sec.gov/Archives/edgar/data/70858/000119312525310920/d51586d424b3.htm

Please note that, for purposes of this pricing supplement, references in the accompanying product supplement EQUITY-1 to “closing level”, “Trading Day”, “Underlying”, “Index Publisher” and “Index” shall be deemed to refer to “index closing value”, “index business day”, “underlying index”, “underlying index sponsor” and “underlying index”, respectively.

Validity of the securities:

In the opinion of Sidley Austin LLP, as counsel to BofA Finance and BAC, when the trustee has made the appropriate entries or notations on Schedule 1 to the master global note that represents the securities (the “Master Note”) identifying the securities offered hereby as supplemental obligations thereunder in accordance with the instructions of BofA Finance, and the securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of BofA Finance, and the related guarantee will be a valid and binding obligation of BAC, in each case, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the Delaware Limited Liability Company Act, the Delaware General Corporation Law and the laws of the State of New York as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and due authentication of the Master Note and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated October 1, 2025 which has been filed as Exhibit 5.3 to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on October 1, 2025.

Annex A—The S&P 500® Index

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Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100® Index
Principal at Risk Securities

The SPX includes a representative sample of 500 companies in leading industries of the U.S. economy. The SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the level of the SPX is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.

The SPX includes companies from eleven main groups: Communication Services; Consumer Discretionary; Consumer Staples; Energy; Financials; Health Care; Industrials; Information Technology; Real Estate; Materials; and Utilities. S&P Dow Jones Indices LLC (“SPDJI”), the sponsor of the SPX, may from time to time, in its sole discretion, add companies to, or delete companies from, the SPX to achieve the objectives stated above.

SPDJI calculates the SPX by reference to the prices of the constituent stocks of the SPX without taking account of the value of dividends paid on those stocks. As a result, the return on the securities will not reflect the return you would realize if you actually owned the SPX constituent stocks and received the dividends paid on those stocks.

Computation of the SPX

While SPDJI currently employs the following methodology to calculate the SPX, no assurance can be given that SPDJI will not modify or change this methodology in a manner that may affect payments on the securities.

Historically, the market value of any component stock of the SPX was calculated as the product of the market price per share and the number of then outstanding shares of such component stock. In March 2005, SPDJI began shifting the SPX halfway from a market capitalization weighted formula to a float-adjusted formula, before moving the SPX to full float adjustment on September 16, 2005. SPDJI’s criteria for selecting stocks for the SPX did not change with the shift to float adjustment. However, the adjustment affects each company’s weight in the SPX.

Under float adjustment, the share counts used in calculating the SPX reflect only those shares that are available to investors, not all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies or government agencies.

In September 2012, all shareholdings representing more than 5% of a stock’s outstanding shares, other than holdings by “block owners,” were removed from the float for purposes of calculating the SPX. Generally, these “control holders” will include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, ESOPs, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. However, holdings by block owners, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, will ordinarily be considered part of the float.

Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. Shares held in a trust to allow investors in countries outside the country of domicile, such as depositary shares and Canadian exchangeable shares, are normally part of the float unless those shares form a control block. If a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class are treated as a control block.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares by the total shares outstanding. Available float shares are defined as the total shares outstanding less shares held by control holders. This calculation is subject to a 5% minimum threshold for control blocks. For example, if a company’s officers and directors hold 3% of the company’s shares, and no other control group holds 5% of the company’s shares, SPDJI would assign that company an IWF of 1.00, as no control group meets the 5% threshold. However, if a company’s officers and directors hold 3% of the company’s shares and another control group holds 20% of the company’s shares, SPDJI would assign an IWF of 0.77, reflecting the fact that 23% of the company’s outstanding shares are considered to be held for control. As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the SPX. Constituents of the SPX prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the SPX. If a constituent company of the SPX reorganizes into a multiple share class line structure, that company will remain in the SPX at the discretion of the S&P Index Committee in order to minimize turnover.

The SPX is calculated using a base-weighted aggregate methodology. The level of the SPX reflects the total market value of all component stocks relative to the base period of the years 1941 through 1943. An indexed number is used to represent the results of this calculation in order to make the level easier to work with and track over time. The actual total market value of the component stocks during the base period of the years 1941 through 1943 has been set to an indexed level of 10. This is often indicated by the notation 1941- 43 = 10. In practice, the daily calculation of the SPX is computed by dividing the total market value of the component stocks by the “index divisor.” By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the SPX, it serves as a link to the original base period level of the SPX. The index divisor keeps the SPX comparable over time and is the manipulation point for all adjustments to the SPX, which is index maintenance.

Index Maintenance

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Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100® Index
Principal at Risk Securities

Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the companies in the SPX, and do not require index divisor adjustments.

To prevent the level of the SPX from changing due to corporate actions, corporate actions which affect the total market value of the SPX require an index divisor adjustment. By adjusting the index divisor for the change in market value, the level of the SPX remains constant and does not reflect the corporate actions of individual companies in the SPX. Index divisor adjustments are made after the close of trading and after the calculation of the SPX closing value.

Changes in a company’s shares outstanding of 5.00% or more due to mergers, acquisitions, public offerings, tender offers, Dutch auctions, or exchange offers are made as soon as reasonably possible. Share changes due to mergers or acquisitions of publicly held companies that trade on a major exchange are implemented when the transaction occurs, even if both of the companies are not in the same headline index, and regardless of the size of the change. All other changes of 5.00% or more (due to, for example, company stock repurchases, private placements, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participation units, at-the-market offerings, or other recapitalizations) are made weekly and are announced on Fridays for implementation after the close of trading on the following Friday. Changes of less than 5.00% are accumulated and made quarterly on the third Friday of March, June, September, and December, and are usually announced two to five days prior.

If a change in a company’s shares outstanding of 5.00% or more causes a company’s IWF to change by five percentage points or more, the IWF is updated at the same time as the share change. IWF changes resulting from partial tender offers are considered on a case by case basis.

License Agreement

S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC. “Standard & Poor’s®,” “S&P 500®” and “S&P®” are trademarks of S&P. These trademarks have been sublicensed for certain purposes by our affiliate, Merrill Lynch, Pierce, Fenner & Smith Incorporated. The SPX is a product of S&P Dow Jones Indices LLC and/or its affiliates and has been licensed for use by Merrill Lynch, Pierce, Fenner & Smith Incorporated.

The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the SPX to track general market performance. S&P Dow Jones Indices’ only relationship to Merrill Lynch, Pierce, Fenner & Smith Incorporated with respect to the SPX is the licensing of the SPX and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The SPX is determined, composed and calculated by S&P Dow Jones Indices without regard to us, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or the securities. S&P Dow Jones Indices have no obligation to take our needs, BAC’s needs or the needs of Merrill Lynch, Pierce, Fenner & Smith Incorporated or holders of the securities into consideration in determining, composing or calculating the SPX. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the SPX will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, S&P Dow Jones Indices LLC and its affiliates may independently issue and/or sponsor financial products unrelated to the securities currently being issued by us, but which may be similar to and competitive with the securities. In addition, S&P Dow Jones Indices LLC and its affiliates may trade financial products which are linked to the performance of the SPX. It is possible that this trading activity will affect the value of the securities.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE SPX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, BAC, BOFAS, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SPX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

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Annex B—The Russell 2000® Index

The RTY was developed by Russell Investments (“Russell”) before FTSE International Limited and Russell combined in 2015 to create FTSE Russell, which is wholly owned by London Stock Exchange Group. Additional information on the RTY is available at the following website: www.ftserussell.com. No information on that website is deemed to be included or incorporated by reference in this pricing supplement.

Russell began dissemination of the RTY on January 1, 1984. FTSE Russell calculates and publishes the RTY. The RTY was set to 135 as of the close of business on December 31, 1986. The RTY is designed to track the performance of the small capitalization segment of the U.S. equity market. As a subset of the Russell 3000® Index, the RTY consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index measures the performance of the largest 3,000 U.S. companies, representing approximately 98% of the investable U.S. equity market. The RTY is determined, comprised, and calculated by FTSE Russell without regard to the securities.

Selection of Stocks Comprising the RTY

Each company eligible for inclusion in the RTY must be classified as a U.S. company under FTSE Russell’s country-assignment methodology. If a company is incorporated, has a stated headquarters location, and trades in the same country (American Depositary Receipts and American Depositary Shares are not eligible), then the company is assigned to its country of incorporation. If any of the three factors are not the same, FTSE Russell defines three Home Country Indicators (“HCIs”): country of incorporation, country of headquarters, and country of the most liquid exchange (as defined by a two-year average daily dollar trading volume) from all exchanges within a country. Using the HCIs, FTSE Russell compares the primary location of the company’s assets with the three HCIs. If the primary location of its assets matches any of the HCIs, then the company is assigned to the primary location of its assets. If there is insufficient information to determine the country in which the company’s assets are primarily located, FTSE Russell will use the country from which the company’s revenues are primarily derived for the comparison with the three HCIs in a similar manner. FTSE Russell uses the average of two years of assets or revenues data to reduce potential turnover. If conclusive country details cannot be derived from assets or revenues data, FTSE Russell will assign the company to the country of its headquarters, which is defined as the address of the company’s principal executive offices, unless that country is a Benefit Driven Incorporation (“BDI”) country, in which case the company will be assigned to the country of its most liquid stock exchange. BDI countries include: Anguilla, Antigua and Barbuda, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Guernsey, Isle of Man, Jersey, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten, and Turks and Caicos Islands. For any companies incorporated or headquartered in a U.S. territory, including Puerto Rico, Guam, and U.S. Virgin Islands, a U.S. HCI is assigned.

All securities eligible for inclusion in the RTY must trade on a major U.S. exchange. Stocks must have a closing price at or above $1.00 on their primary exchange on the last trading day in May to be eligible for inclusion during annual reconstitution. However, in order to reduce unnecessary turnover, if an existing member’s closing price is less than $1.00 on the last day of May, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the month of May is equal to or greater than $1.00. Initial public offerings are added each quarter and must have a closing price at or above $1.00 on the last day of their eligibility period in order to qualify for index inclusion. If an existing stock does not trade on the “rank day” (typically the last trading day in May but a confirmed timetable is announced each spring) but does have a closing price at or above $1.00 on another eligible U.S. exchange, that stock will be eligible for inclusion.

An important criterion used to determine the list of securities eligible for the RTY is total market capitalization, which is defined as the market price as of the last trading day in May for those securities being considered at annual reconstitution times the total number of shares outstanding. Where applicable, common stock, non-restricted exchangeable shares and partnership units/membership interests are used to determine market capitalization. Any other form of shares such as preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights, installment receipts or trust receipts, are excluded from the calculation. If multiple share classes of common stock exist, they are combined. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. If multiple share classes exist, the pricing vehicle will be designated as the share class with the highest two-year trading volume as of the rank day in May.

Companies with a total market capitalization of less than $30 million are not eligible for the RTY. Similarly, companies with only 5% or less of their shares available in the marketplace are not eligible for the RTY. Royalty trusts, limited liability companies, closed-end investment companies (companies that are required to report Acquired Fund Fees and Expenses, as defined by the SEC, including business development companies), blank check companies, special purpose acquisition companies, and limited partnerships are also ineligible for inclusion. Bulletin board, pink sheets, and over-the-counter traded securities are not eligible for inclusion. Exchange traded funds and mutual funds are also excluded.

Annual reconstitution is a process by which the RTY is completely rebuilt. Based on closing levels of the company’s common stock on its primary exchange on the rank day of May of each year, FTSE Russell reconstitutes the composition of the RTY using the then existing market capitalizations of eligible companies. Reconstitution of the RTY occurs on the last Friday in June or, when the last Friday in June is the 29th or 30th, reconstitution occurs on the prior Friday. In addition, FTSE Russell adds initial public offerings to the RTY on a quarterly basis based on total market capitalization ranking within the market-adjusted capitalization

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Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100® Index
Principal at Risk Securities

breaks established during the most recent reconstitution. After membership is determined, a security’s shares are adjusted to include only those shares available to the public. This is often referred to as “free float.” The purpose of the adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set.

License Agreement

“Russell 2000®” and “Russell 3000®” are trademarks of FTSE Russell and have been licensed for use by our affiliate, Merrill Lynch, Pierce, Fenner & Smith Incorporated. The securities are not sponsored, endorsed, sold, or promoted by FTSE Russell, and FTSE Russell makes no representation regarding the advisability of investing in the securities.

FTSE Russell and Merrill Lynch, Pierce, Fenner & Smith Incorporated have entered into a non-exclusive license agreement providing for the license to Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, including us, in exchange for a fee, of the right to use indices owned and published by FTSE Russell in connection with some securities, including the securities. The license agreement provides that the following language must be stated in this pricing supplement:

The securities are not sponsored, endorsed, sold, or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the RTY to track general stock market performance or a segment of the same. FTSE Russell’s publication of the RTY in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the securities upon which the RTY is based. FTSE Russell’s only relationship to Merrill Lynch, Pierce, Fenner & Smith Incorporated and to us is the licensing of certain trademarks and trade names of FTSE Russell and of the RTY, which is determined, composed, and calculated by FTSE Russell without regard to Merrill Lynch, Pierce, Fenner & Smith Incorporated, us, or the securities. FTSE Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate, or in any way change the RTY. FTSE Russell has no obligation or liability in connection with the administration, marketing, or trading of the securities.

FTSE RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RTY OR ANY DATA INCLUDED THEREIN AND FTSE RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FTSE RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, US, BAC, BOFAS, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RTY OR ANY DATA INCLUDED THEREIN. FTSE RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RTY OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FTSE RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

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BofA Finance LLC

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Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the NASDAQ-100® Index
Principal at Risk Securities

Annex C—The NASDAQ-100® Index

The NDX is intended to measure the performance of the 100 largest domestic and international non-financial securities listed on The Nasdaq Stock Market ("NASDAQ") based on market capitalization. The NDX reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology. It does not contain securities of financial companies including investment companies.

The NDX began trading on January 31, 1985 at a base value of 125.00. The NDX is calculated and published by Nasdaq, Inc. In administering the NDX, Nasdaq, Inc. will exercise reasonable discretion as it deems appropriate.

Underlying Stock Eligibility Criteria

NDX eligibility is limited to specific security types only. The security types eligible for the NDX include foreign or domestic common stocks, ordinary shares, ADRs and tracking stocks. Security types not included in the NDX are closed-end funds, convertible debt securities, exchange traded funds, limited liability companies, limited partnership interests, preferred stocks, rights, shares or units of beneficial interest, warrants, units, and other derivative securities. The NDX does not contain securities of investment companies. For purposes of the NDX eligibility criteria, if the security is a depositary receipt representing a security of a non-U.S. issuer, then references to the “issuer” are references to the issuer of the underlying security.

Initial Eligibility Criteria

To be eligible for initial inclusion in the NDX, a security must be listed on NASDAQ and meet the following criteria:

●the security’s U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing);

●the security must be of a non-financial company;

●the security may not be issued by an issuer currently in bankruptcy proceedings;

●the security must have a minimum three-month average daily trading volume of at least 200,000 shares;

●if the issuer of the security is organized under the laws of a jurisdiction outside the U.S., then such security must have listed options on a recognized options market in the U.S. or be eligible for listed-options trading on a recognized options market in the U.S.;

●the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being eligible for inclusion in the NDX;

●the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and

●the issuer of the security must have “seasoned” on NASDAQ, the New York Stock Exchange or NYSE Amex. Generally, a company is considered to be seasoned if it has been listed on a market for at least three full months (excluding the first month of initial listing).

Continued Eligibility Criteria

In addition, to be eligible for continued inclusion in the NDX, the following criteria apply:

●the security’s U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market;

●the security must be of a non-financial company;

●the security may not be issued by an issuer currently in bankruptcy proceedings;

●the security must have a minimum three-month average daily trading volume of at least 200,000 shares;

●if the issuer of the security is organized under the laws of a jurisdiction outside the U.S., then such security must have listed options on a recognized options market in the U.S. or be eligible for listed-options trading on a recognized options market in the U.S. (measured annually during the ranking review process);

●the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the NDX at each month-end. In the event a company does not meet this criterion for two consecutive month-ends, it will be removed from the NDX effective after the close of trading on the third Friday of the following month; and

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●the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.

Computation of the NDX

The value of the NDX equals the aggregate value of the NDX share weights (the “NDX Shares”) of each of the NDX securities multiplied by each such security’s last sale price (last sale price refers to the last sale price on NASDAQ), and divided by the divisor of the NDX. If trading in an NDX security is halted while the market is open, the last traded price for that security is used for all NDX computations until trading resumes. If trading is halted before the market is open, the previous day’s last sale price is used. The formula for determining the NDX value is as follows:

The NDX is ordinarily calculated without regard to cash dividends on NDX securities. The NDX is calculated during the trading day and is disseminated once per second from 09:30:01 to 17:16:00 ET. The closing level of the NDX may change up until 17:15:00 ET due to corrections to the last sale price of the NDX securities. The official closing value of the NDX is ordinarily disseminated at 17:16:00 ET.

NDX Maintenance

Changes to NDX Constituents

Changes to the NDX constituents may be made during the annual ranking review. In addition, if at any time during the year other than the annual review, it is determined that an NDX security issuer no longer meets the criteria for continued inclusion in the NDX, or is otherwise determined to have become ineligible for continued inclusion in the NDX, it is replaced with the largest market capitalization issuer not currently in the NDX that meets the applicable eligibility criteria for initial inclusion in the NDX.

Ordinarily, a security will be removed from the NDX at its last sale price. However, if at the time of its removal the NDX security is halted from trading on its primary listing market and an official closing price cannot readily be determined, the NDX security may, in Nasdaq, Inc.’s discretion, be removed at a price of $0.00000001 (“zero price”). This zero price will be applied to the NDX security after the close of the market but prior to the time the official closing value of the NDX is disseminated.

Divisor Adjustments

The divisor is adjusted to ensure that changes in the NDX constituents either by corporate actions (that adjust either the price or shares of an NDX security) or NDX participation outside of trading hours do not affect the value of the NDX. All divisor changes occur after the close of the applicable index security markets.

Quarterly NDX Rebalancing

The NDX will be rebalanced on a quarterly basis if it is determined that (1) the current weight of the single NDX security with the largest market capitalization is greater than 24.0% of the NDX or (2) the collective weight of those securities whose individual current weights are in excess of 4.5% exceeds 48.0% of the NDX. In addition, a “special rebalancing” of the NDX may be conducted at any time if Nasdaq, Inc. determines it necessary to maintain the integrity and continuity of the NDX. If either one or both of the above weight distribution conditions are met upon quarterly review, or Nasdaq, Inc. determines that a special rebalancing is necessary, a weight rebalancing will be performed.

If the first weight distribution condition is met and the current weight of the single NDX security with the largest market capitalization is greater than 24.0%, then the weights of all securities with current weights greater than 1.0% (“large securities”) will be scaled down proportionately toward 1.0% until the adjusted weight of the single largest NDX security reaches 20.0%.

If the second weight distribution condition is met and the collective weight of those securities whose individual current weights are in excess of 4.5% (or adjusted weights in accordance with the previous step, if applicable) exceeds 48.0% of the NDX, then the weights of all  such large securities in that group will be scaled down proportionately toward 1.0% until their collective weight, so adjusted, is equal to 40.0%.

The aggregate weight reduction among the large securities resulting from either or both of the rebalancing steps above will then be redistributed to those securities with weightings of less than 1.0% (“small securities”) in the following manner. In the first iteration, the weight of the largest small security will be scaled upwards by a factor which sets it equal to the average NDX weight of 1.0%. The weights of each of the smaller remaining small securities will be scaled up by the same factor reduced in relation to each security’s relative ranking among the small securities such that the smaller the NDX security in the ranking, the less its weight will be scaled upward. This is intended to reduce the market impact of the weight rebalancing on the smallest component securities in the NDX.

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In the second iteration of the small security rebalancing, the weight of the second largest small security, already adjusted in the first iteration, will be scaled upwards by a factor which sets it equal to the average NDX weight of 1.0%. The weights of each of the smaller remaining small securities will be scaled up by this same factor reduced in relation to each security’s relative ranking among the small securities such that, once again, the smaller the security in the ranking, the less its weight will be scaled upward. Additional iterations will be performed until the accumulated increase in weight among the small securities equals the aggregate weight reduction among the large securities that resulted from the rebalancing in accordance with the two weight distribution conditions discussed above.

Finally, to complete the rebalancing process, once the final weighting percentages for each NDX security have been set, the NDX Shares will be determined anew based upon the last sale prices and aggregate capitalization of the NDX at the close of trading on the last calendar day in February, May, August and November. Changes to the NDX Shares will be made effective after the close of trading on the third Friday in March, June, September and December, and an adjustment to the divisor is made to ensure continuity of the NDX. Ordinarily, new rebalanced NDX Shares will be determined by applying the above procedures to the current NDX Shares. However, Nasdaq, Inc. may, from time to time, determine rebalanced weights, if necessary, by applying the above procedure to the actual current market capitalization of the NDX components. In such instances, Nasdaq, Inc. would announce the different basis for rebalancing prior to its implementation.

During the quarterly rebalancing, data is cutoff as of the previous month end and no changes are made to the NDX from that cutoff until the quarterly index share change effective date, except in the case of changes due to corporate actions with an ex-date.

Adjustments for Corporate Actions

Changes in the price and/or NDX Shares driven by corporate events such as stock dividends, splits, and certain spin-offs and rights issuances will be adjusted on the ex-date. If the change in total shares outstanding arising from other corporate actions is greater than or equal to 10.0%, the change will be made as soon as practicable. Otherwise, if the change in total shares outstanding is less than 10.0%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September, and December. The NDX Shares are derived from the security’s total shares outstanding. The NDX Shares are adjusted by the same percentage amount by which the total shares outstanding have changed.

License Agreement

The securities are not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, Inc., with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the NDX to track general stock market performance. The Corporations’ only relationship to our affiliate, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Licensee”) is in the licensing of the NASDAQ®, OMX®, NASDAQ OMX®, and NDX registered trademarks, and certain trade names of the Corporations or their licensor and the use of the NDX which is determined, composed and calculated by Nasdaq, Inc. without regard to Licensee or the securities. Nasdaq, Inc. has no obligation to take the needs of the Licensee or the owners of the securities into consideration in determining, composing or calculating the NDX. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NDX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NDX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NDX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

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